KongZhong Schedules Conference Call for
2009 Second Quarter Earnings

Beijing, July 23, 2009 – KongZhong Corporation (NASDAQ: KONG), a leading mobile Internet company in China, plans to release its 2009 second quarter financial results after the US financial markets close on Aug 10th, 2009. The Company will host a conference call at 8:30pm (EDT) to discuss the result.

(Speakers)
Leilei Wang, Chairman & Chief Executive Officer
Jay Chang, Chief Financial Officer

Hong Kong Time:	August 11, 2009, Tuesday, 8:30 am
Eastern Time:	August 10, 2009, Monday, 8:30 pm
Pacific Time:	August 10, 2009, Monday, 5:30 pm

CONFERENCE CALL ACCESS NUMBERS:

China Toll Free Number:	South China toll free / China Telecom – 10 800 130 0399
South China toll free / China Netcom – 10 800 852 1490
North China toll free / China Telecom – 10 800 152 1490
Hong Kong Toll Free Number:	+852-800-962-844
US Toll Free Number:	+1-866-713-8563
US Toll Number:	+1-617-597-5311
PASSCODE:	25554026
Pre Registration:	No

REPLAY ACCESS NUMBERS (FOR 1 MONTH):
US Toll Free Number:	1-888-286-8010
US Toll Number:	1-617-801-6888
PASSCODE:	77517646

WEBCAST:
http://ir.kongzhong.com

For information, please contact:
Jay Chang of KongZhong Corporation
Tel:	+86-10-8857-6000
Fax:	+86-10-8857-5891
Email:	ir@kongzhong.com

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